Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT is made as of the 14th day of October, 2005 between ASOLARE II, LLC, a New York Limited Liability Company, (the "SELLER") and TRACKPOWER, INC., a corporation incorporated under the laws of Wyoming (the "BUYER").


BACKGROUND:

1. The Seller is the legal and beneficial owners of the Purchased Assets (as hereinafter defined).

2. The Buyer wishes to purchase the Purchased Assets and the Seller has agreed to sell Purchased Assets to the Buyer.

      IN CONSIDERATION of the premises and the respective agreements in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION
1.1   Definitions

      In this Agreement,

      "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to "CONTROL" a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "CONTROLS", "CONTROLLING" and "controlled" shall have a similar meaning;

      "AGREEMENT" means this asset purchase agreement and all attached schedules, in each case as the same may be supplemented, amended, restated or replaced from time to time;

      "APPLICABLE LAW" means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), or Order, or any consent, exemption, approval or Licence of any Governmental Authority, that applies in whole or in part to the Seller, the Buyer, Tioga Downs Racetrack, the Business, the way the Business is carried on or to any of the Purchased Shares;


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

      "ASSETS" means all of the assets, real and personal, tangible and intangible, and undertaking of the Tioga Downs Racetrack, including assets of the Tioga Downs Racetrack listed in the Schedules;

      "BRING-DOWN DATE" means June 21, 2004 being the date on which the United States Bankruptcy Court for the Northern District of New York conveyed the deed to Tioga Downs Racetrack to Tioga Downs Racetrack LLC.

      "BUILDINGS" means all plants, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on or forming part of Tioga Downs Racetrack;

      "BUSINESS" means collectively the business carried on by Tioga Downs Racetrack, being principally the development of a horseracing and Video Lottery Terminal gaming complex;

      "BUSINESS DAY" means a day other than a Saturday or Sunday, on which United States banks are open for the transaction of domestic business in New York;

      "CLOSING" means the completion of the sale to, and purchase by the Buyer of, the Purchased Assets and the completion of all other transactions contemplated by this Agreement which are to occur contemporaneously with the purchase and sale of the Purchased Shares;

      "CLOSING DATE" means the date hereof or such other Business Day as the Parties agree in writing as the date that the Closing shall take place;

      "CLOSING DOCUMENT" means any document delivered at or subsequent to the Closing Time as provided in or pursuant to, this Agreement;

      "CLOSING TIME" means 11:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Parties agree in writing that the Closing shall take place;

      "CONTRACTS" means the material contracts, agreements, licence agreements and other legally binding instruments entered into by the Tioga Downs Racetrack;

      "ENCUMBRANCE" means any encumbrance of any kind whatever (registered or unregistered) and includes a security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, trust or deemed trust (whether contractual, statutory or otherwise arising), a voting trust or pooling agreement with respect to securities, any adverse claim or any other right, option or claim of others of any kind whatever affecting the Purchased Assets or the use thereof, or any covenant or other agreement, restriction or limitation on the transfer of the Purchased Assets, a deposit by way of security and any easement, restrictive covenant, limitation, agreement or right of way, restriction, encroachment, burden or title reservation of any kind affecting any rights or privileges capable of becoming any of the foregoing ;


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      "ENVIRONMENT" includes the air, surface water, underground water, any land, soil or underground space even if submerged under water or covered by a structure, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matters and living organisms and the environment or natural environment as defined in any Environmental Law and "ENVIRONMENTAL" shall have a similar extended meaning;

      "ENVIRONMENTAL COMPLIANCE REVIEW" includes all Environmental audits, Environmental assessments and all Environmental studies or evaluations related in any way to the Target Group;

      "ENVIRONMENTAL LAWS" includes all federal, provincial, municipal or local statutes, regulations, by-laws, guidelines, policies or rules, Orders and the common law, relating in whole or in part to the Environment and includes those laws relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, Release or Disposal of any Hazardous Substance and any laws relating to asbestos or asbestos containing materials in the Environment, in the workplace or in any Building;

      "ENVIRONMENTAL NOTICE" includes any directive, Order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or implied, from any Person, relating to non-compliance with or breach of any Environmental Law or Environmental Permit;

      "ENVIRONMENTAL PERMITS" includes all permits, certificates, approvals, consents, authorizations, registrations, and licences issued, granted, conferred, created or required by any Governmental Authority pursuant to any Environmental Laws;

      "EQUIPMENT" means all fixed assets and tangible personal property of Tioga Downs Racetrack, and all machines, machinery, trucks and other mobile equipment, fixtures, tools, moulds, jigs, dies, furniture, furnishings, vehicles, material handling equipment, typewriters, computers, photocopiers, office equipment, implements, tools and spare parts used in the Business;

      "GOVERNMENTAL AUTHORITY" means any domestic or foreign government whether federal, provincial, state or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever;

      "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, waste, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law, including any that may impair the quality of any waters;

      "INCLUDING" means "INCLUDING WITHOUT LIMITATION" and the term "INCLUDING" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;


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

      "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights of the Tioga Downs Racetrack, including:

      a)    all trade marks;

      b)    all copyrights;

      c)    all patents;

      d)    all licences;

      e)    all trade secrets and confidential information;

      f) all renewals, modifications and extensions of any of items a) through (e);

      "LICENCE" means any licence, permit, approval, right, privilege, concession or franchise issued, granted, conferred or otherwise created by a Governmental Authority;

      "ORDER" means any order (draft or otherwise), judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Governmental Authority, or other Person;

      "ORDINARY COURSE" or "NORMAL COURSE", when used in relation to the conduct of the Business, means any transaction which constitutes an ordinary day-to-day business activity of Tioga Downs Racetrack conducted in a commercially reasonable and businesslike manner consistent with the past practices of the Target Group;

      "PARTIES" means collectively each of the signatories to this Agreement, and "PARTY" means any one of them;

      "PERMITTED ENCUMBRANCES" means:

      (a)   encumbrances listed in Schedule A;

      "PERSON" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any Governmental Authority or any other entity recognized by law;

      "PRINCIPALS" means John G. Simmonds, Kenneth J. Adelberg, Brian Usher-Jones, Paul Marsiglio, Pat Bertram and Dana Gilman, members of Asloare II;

      "PURCHASE PRICE" means the purchase price to be paid by the Buyer to the Seller for the Purchased Assets as provided in Section 2.2;

      "PURCHASED ASSETS" means all of the Assets of Tioga Downs Racetrack as more particularly described in Schedule B;

      "RELEASE" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping or placing, or any similar action defined in any Environmental Law;


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

      "REMEDIAL ORDER" means any Order issued, filed or imposed pursuant to any Environmental Law and includes any Order requiring any remediation or clean-up of any Hazardous Substance, or requiring that any Release, Disposal or other activity be reduced, modified or eliminated;

      "TIOGA DOWNS RACETRACK" means several parcels of land totalling approximately 145 acres located in the Town of Nichols, County of Tioga, State of New York;

      "TAXES" means all taxes and similar governmental charges, including interest and penalties associated therewith, whether disputed or not, including federal, provincial, state, territorial, municipal and local, foreign or other income, franchise, capital, real property, personal property, withholding, payroll, employer health, transfer, sales, use, consumption, excise, customs, duties, anti-dumping, countervail, value added taxes, and all other taxes and similar governmental charges of any kind for which the Seller may have any liability imposed by any Governmental Authority;

      "TECHNICAL INFORMATION" means all right, title and interest in and to all know-how of the Tioga Downs Racetrack including:

      (a) all information of a scientific, technical or business nature whether in oral, written, graphic, machine readable, electronic or physical form; and

      (b) all patterns, plans, designs, research data, research plans, trade secrets and other proprietary know-how, processes, formulas, drawings, technology, computer software and related manuals, unpatented blueprints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures;

      "TECHNOLOGY" means the Intellectual Property Rights and the Technical Information;

      "TRADE MARKS" means all trade-marks, trade names, designs, graphics, logos and other commercial symbols of Tioga Downs Racetrack, whether registered or not;

1.2   Statutes

      Unless specified otherwise, reference in this Agreement to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect.

1.3   HEADINGS

      The division of this Agreement into articles, sections, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words "hereto", "herein", "hereof", "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section, subsection or schedule of this Agreement.


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

1.4   NUMBER AND GENDER

      In this Agreement, words in the singular include the plural and vice versa and words in one gender include all genders.

1.5   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any Party to enter into this Agreement or on which reliance is placed by any Party, except as specifically set forth in this Agreement or in the Closing Documents.

1.6   AMENDMENT

      This Agreement may be amended, modified or supplemented only by the written agreement of the Parties.

1.7   WAIVER OF RIGHTS

      Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.8   APPLICABLE LAW

      This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia (excluding any conflict of laws, rule or principle which might refer such interpretation to the laws of another jurisdiction). Each Party irrevocably submits and agrees to attorn to the non-exclusive jurisdiction of the courts of British Columbia with respect to any matter arising hereunder or related hereto.

1.9   CURRENCY

      Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to United States dollars.


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

1.10  PERFORMANCE ON HOLIDAYS

      If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day. 1.11 CALCULATION OF TIME

      In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 6:00 p.m. (New York time) on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 6:00 p.m. (New York time) on the next Business Day. 1.12 THIRD PARTY BENEFICIARIES

      Nothing in this Agreement or in any Closing Document is intended expressly or by implication to, or shall, confer upon any Person other than the Parties and their Representatives, any rights or remedies of any kind. 1.13 KNOWLEDGE OF THE SELLER

      Where any representation or warranty contained in this Agreement is expressly qualified by reference to the "knowledge" or "awareness" of the Seller it shall be deemed to refer and be limited to the knowledge of the Principals and the knowledge each of the Principals would have had if he had conducted a diligent inquiry into the relevant subject matter. Each of the Principals confirms that he has made due and diligent inquiry of such Persons as he considers necessary as to the matters that are the subject of such representations and warranties.


                                    ARTICLE 2
                    PURCHASE AND SALE OF THE PURCHASED ASSETS

 2.1  PURCHASE AND SALE OF THE PURCHASED ASSETS

      The Buyer agrees to purchase the Purchased Assets and the Seller agrees to sell the Purchased Assets and to transfer such Purchased Assets to the Buyer on the terms and conditions contained in this Agreement.

2.2   PURCHASE PRICE

      The purchase price (the "PURCHASE PRICE") payable by the Buyer to the Seller at the Closing Time for the Purchased Assets shall be a $3,000,000 Series A Convertible Cumulative Preferred Stock (the "PREFERRED STOCK") in the form of Schedule C attached.

2.3   PLACE OF CLOSING

      The Closing shall take place at the Closing Time simultaneously at the offices of the Seller (or at such other place as may be agreed upon by the Seller and the Buyer) by way of facsimile transmissions and/or .pdf transmissions over the Internet, and all Closing Documents shall be held in escrow until all deliveries and the conditions in Subsection 2.4 herein have been completed and all parties have agreed to terminate the escrow.


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

2.4   CONDITIONS OF CLOSING

      The Conditions of Closing shall be:

      a) the approval of the transaction contemplated herein, by the disinterested Directors of the Buyer, as required for this type of transaction under Wyoming law, and

      b) a satisfactory third party opinion with respect to the fairness, from a financial point of view, to the Buyer of the Purchase Price paid by the Buyer to the Seller.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1   REPRESENTATIONS AND WARRANTIES OF SELLER

      The Seller represent and warrant to the Buyer as set out in the following subsections of this Section and acknowledge that the Buyer is relying upon such representations and warranties in entering into this Agreement, provided that:

      (a) all of the other representations and warranties are made jointly and severally by the Principals.

3.2   Title to Purchased Assets

      The Purchased Assets are owned by the Seller beneficially. The Seller now have, and on Closing the Buyer shall acquire, good and marketable title to the Purchased Assets, free and clear of all Encumbrances. There are no restrictions on the transfer of the Purchased Assets.

3.3   Absence of Conflicting Agreements

      None of the execution and delivery of, or the observance and performance by the Seller of, any covenant or obligation under this Agreement or any Closing Document to which it is a party, or the Closing: (a) contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under: (i) any Applicable Law; (ii) any Licence; (iii) the articles, by-laws, directors or shareholders resolutions of any of the Seller or Tioga Downs Racetrack; (iv) the provisions of any agreement, including mortgage, security document, obligation or instrument, to which the Seller or the Tioga Downs Racetrack are a party, or by which any of them are bound or affected; (b) result in the creation or imposition of any Encumbrance on the Seller, the Tioga Downs Racetrack or any of the Assets; or (c) relieve any other party to any Contractual Right, of that party's obligations thereunder or enable it to terminate its obligations thereunder.


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

3.4   Consents, Approvals

      No consent, approval, Licence, Order, authorization, registration or declaration of, or filing with, any Governmental Authority or other Person is required by the Seller or Tioga Downs Racetrack, in connection with (a) the Closing, (b) the execution and delivery by the Seller of this Agreement or the Closing Documents to which they are a party, (c) the observance and performance by any Seller of its obligations under this Agreement or the Closing Documents to which it is a party or (d) to avoid the loss of any Licence relating to the Business.

3.5   Corporate Matters

      (a) The Seller is a New York Limited Liability Company. No proceedings have been taken or authorized by the Seller or, to the Sellers' knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Seller.

      (b) The Seller has all necessary power and authority to execute and deliver, and to observe and perform their respective covenants and obligations under this Agreement and the Closing Documents to which it is a party.

      (c) The Seller has taken all action necessary to authorize the execution and delivery of, and the observance and performance of their respective covenants and obligations under, the Agreement and the Closing Documents to which it is a party.

      (d) This Agreement has been, and each Closing Document to which the Seller is a party will on Closing be, duly executed and delivered by such Seller, and this Agreement constitutes, and each Closing Document to which such Seller is a party will on Closing constitute, a valid and binding obligation of such Seller enforceable against it in accordance with its terms.

      (e) To the knowledge of the Seller, Tioga Downs Racetrack has all necessary power and authority to own or lease its assets and to carry on its business as at present carried on and neither the nature of the Business nor the location or character of any of the Assets requires Tioga Downs Racetrack to be in good standing in any jurisdiction other than jurisdictions where it is duly registered, licensed or otherwise qualified and in good standing for such purpose.


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

3.6   Business Location of Tioga Downs Racetrack

      The Business is carried on solely in the State of New York and all assets of the Business are located in such state.

3.7   Absence of Changes

      Since the Bring-Down Date:

      (a) the Tioga Downs Racetrack has conducted the Business in the ordinary course, have not incurred any debt, obligation or liability out of the ordinary course of business or of an unusual or extraordinary nature and has used its best efforts to preserve the Business and the Assets;

      (b) there has not been any change in the Condition of the Business, other than changes in the ordinary course of business, and such changes have not, either individually or in the aggregate, been and have not had nor may they be reasonably expected to have, either before or after the Closing Time, an effect on the Condition of the Business; and

3.8   Equipment

      All of the Tioga Downs Racetrack's Equipment is located at the property situated in the Town of Nichols, County of Tioga, State of New York.

3.9   Litigation

      Except as listed in Schedule D, there is no claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding including appeals and applications for review, in progress against, by or relating to Tioga Downs Racetrack, nor to the knowledge of the Seller or its Principals are any of the same pending or threatened. The Seller and the Principals are not aware of any state of facts which would provide a valid basis for any of the foregoing. There is not at present outstanding or pending against the Tioga Downs Racetrack any Order that affects Tioga Downs Racetrack in any way or that in any way relates to this Agreement or the transactions contemplated in it.

3.10  (Omitted)

3.11  Title to Properties

      Except for Permitted Encumbrances, the Seller has good and marketable title to all of the Assets free and clear of all Encumbrances. Those Assets listed in the Schedules are accurately described in the Schedules and constitute all of the Assets owned by or licensed to Tioga Downs Racetrack which are necessary or desirable to operate the Business as it has been operated by Tioga Downs Racetrack in the ordinary course in the past.


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

3.12  Environmental Matters

      The Seller has not caused or permitted, and the Seller does not have any knowledge of, the Release or Disposal of any Hazardous Substance on, from, under or to Tioga Downs Racetrack or of any Release or Disposal from a facility owned or operated by any other Person, including previous owners, for which the Buyer may have liability.

3.13  Disclosure

      No representation or warranty in this Agreement contains any untrue statement of a material fact and the representations and warranties contained in this Agreement do not omit to state any material fact necessary to make any of the representations or warranties contained herein not misleading to a prospective purchaser of the Purchased Assets seeking full information as to the Purchased Assets, Tioga Downs Racetrack, the Business and/or the Assets.

3.14  Accredited Investor

      3.14.1 THE SELLER IS AN ACCREDITED INVESTOR AS SUCH TERM IS DEFINED UNDER REGULATION D OF THE SECURITIES ACT OF 1933. 3.14.2 THE SELLER (i) HAS SUFFICIENT KNOWLEDGE, SOPHISTICATION AND EXPERIENCE IN BUSINESS AND FINANCE TO CAPABLY EVALUATE INFORMATION CONCERNING AN INVESTMENT IN THE BUYER, (ii) HAS HAD AN OPPORTUNITY TO REVIEW THE BUYER'S PUBLICLY FILED REPORTS, AND TO ASK DETAILED QUESTIONS AND RECEIVE SATISFACTORY ANSWERS FROM REPRESENTATIVES OF THE BUYER, (iii) HAS HAD ADEQUATE OPPORTUNITY TO REQUEST AND REVIEW ANY AND ALL DOCUMENTS AND OTHER INFORMATION RELEVANT TO SELLER'S CONSIDERATION OF THE SECURITIES RECEIVED HEREBY, (iv) HAS OTHERWISE OBTAINED SUFFICIENT INFORMATION FROM THE BUYER TO EVALUATE THE MERITS AND RISKS OF AN INVESTMENT IN THE BUYER; (v) HAS INDEPENDENTLY CONSIDERED AND DISCUSSED SUCH PROSPECTIVE INVESTMENT WITH THE SELLER'S BUSINESS, LEGAL, TAX AND FINANCIAL ADVISERS AS TO THE SUITABILITY OF SUCH INVESTMENT WITH RESPECT TO THE SELLER'S PARTICULAR FINANCIAL SITUATION, AND (vi) ON THE BASIS OF THE FOREGOING, THE SELLER HAS DETERMINED THAT INVESTMENT IN THE SECURITIES OFFERED HEREBY IS A SUITABLE INVESTMENT.


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

      3.14.3 NOT WITHSTANDING ANYTHING TO THE CONTRARY THE SELLER HAS ONLY RELIED ON PUBLICLY AVAILABLE INFORMATION OBTAINED FROM THE BUYER'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION")

3.15  REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller as set out in the following Subsections of this Section and acknowledges that the Seller is relying upon such representations and warranties in entering into this Agreement.

3.16  Corporate Matters

      (a) The Buyer is a corporation duly incorporated, organized and not dissolved under the laws of its jurisdiction of incorporation. No proceedings have been taken or authorized by the Buyer or, to the best of the Buyer's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Buyer.

      (b) The Buyer has all necessary power and authority to execute and deliver, and to observe and perform its covenants and obligations under, the Agreement and the Closing Documents to which it is a party.

      (c) The Buyer has taken all action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, the Agreement and the Closing Documents to which it is a party.

      (d) This Agreement has been, and each Closing Document to which the Buyer is a party will on Closing be, duly executed and delivered by the Buyer, and this Agreement constitutes, and each Closing Document to which the Buyer is a party will on Closing constitute, a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

3.17  Absence of Conflicting Agreements

      None of the execution and delivery of, nor the observance and performance by the Buyer of, any covenant or obligation under, the Agreement and the Closing Documents to which it is a party or the Closing contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under:

      (a)   any Applicable Law;

      (b)   any Licence;

      (c) the articles, by-laws, directors or shareholders resolutions of the Buyer; or

      (d) the provisions of any agreement, including mortgage, security document, obligation or instrument, to which the Buyer is a party, or by which it is bound or affected.


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

3.18  Consents and Approvals

      No consent, approval, Licence, Order, authorization, registration or declaration of, or filing with, any Governmental Authority is required by the Buyer, except for shareholder consent as described in Subsection 2.4(a), in connection with: (a) the Closing; (b) the execution and delivery by the Buyer of this Agreement or any Closing Document to which it is a party; or (c) the observance and performance by the Buyer of its obligations under this Agreement or any Closing Documents to which it is a party.

3.19  COMMISSION

      Each Party represents and warrants to each other Party that no other Party will be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party.

3.20  NON-WAIVER

      No investigations made by or on behalf of the Buyer at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by the Seller in this Agreement or in any Closing Document. No waiver by the Buyer of any condition, in whole or in part, shall operate as a waiver of any other condition.

3.21  QUALIFICATION OF REPRESENTATIONS AND WARRANTIES

      Any representation or warranty made by a Party as to the enforceability of this Agreement or any Closing Document against such Party is subject to the following qualifications: (a) specific performance, injunction and other equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy; and (b) may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other laws generally affecting enforceability of creditors' rights.

3.22  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF SELLER

      All representations, warranties, statements, covenants and agreements made by the Seller in this Agreement or any Closing Document shall survive the Closing as follows:

      (a) the representations and warranties of the Seller set forth in Subsections 3.12 of this Agreement shall survive the Closing and continue without time limit;

      (b) all of the other representations and warranties contained in this Agreement or any Closing Document shall survive for a period of three (3) years from the Closing Time. After such period, the Seller shall not have any further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period; and

      For greater certainty, there shall be no limitation on the right of the Buyer to bring any claim, action or proceeding based on any fraudulent misrepresentation of the Seller.

3.23  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF BUYER

      All representations, warranties, statements, covenants and agreements made by the Buyer in a Closing Document shall survive the Closing as follows: (a) all of the other representations and warranties in this Agreement and in any Closing Document shall survive for a period of three (3) year from the Closing Time. After such period, the Buyer shall have no further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period; and

                                   ARTICLE 4
                                OTHER COVENANTS

4.1   FILINGS WITH GOVERNMENTAL AGENCIES

      As soon as practicable, the Buyer shall make all filings, notices or requests for approval required to be given or made to any Governmental Authority in connection with the sale and transfer of the Purchased Assets. Each Party shall furnish to the other such information and assistance as it may reasonably request in order to prepare any filings or submissions or notices to be made or given by it but neither the Buyer nor the Seller shall be obligated to provide to any Governmental Agency any undertakings or commitments other than those that are not unduly onerous or which are commonly provided in transactions of the nature and size contemplated by this Agreement.

4.2   POST-CLOSING ACCESS

      After the Closing, upon reasonable notice, each of the Buyer and the Seller will give, or cause to be given, to the representatives, employees, counsel and accountants of the other, access, during normal business hours, to the Books and Records which relate to Tioga Downs Racetrack and the Business and which relate to periods prior to the Closing, and will permit such persons to examine and copy such Records to the extent reasonably requested by the other Party in connection with the preparation of tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes. However, the Buyer shall not be obligated to take any action pursuant to this Section that would unreasonably disrupt Tioga Downs Racetrack or the Business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, confidential or classified information. The Seller, the Buyer and Tioga Downs Racetrack will co-operate with each other in the conduct of any tax audit or similar proceedings involving or otherwise relating to Tioga Downs Racetrack, the Purchased Assets, the Assets or the Business (or the income therefrom or assets thereof) and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section.

                                   ARTICLE 5
                                INDEMNIFICATION

5.1 DEFINITIONS

      As used in this Article 5:

      "CALCULATION METHOD" with respect to the calculation of any Tax Gross-Up on an Indemnity Payment payable to an Indemnified Party, means that such Tax Gross-Up shall be calculated by using a combined federal and provincial income tax rate applicable to the Indemnified Party in respect of the Indemnity Payment at the time of payment and without and without regard to any losses, credits, refunds or deductions that the Indemnified Party may have which could affect the amount of tax payable on any such Indemnity Payment;

      "CLAIM" means any act, omission or state of facts and any demand, action, suit, proceeding, claim, assessment, judgment or settlement or compromise relating thereto which may give rise to a right to indemnification under
      Section 5.2 or 5.3;

      "DIRECT CLAIM" means any Claim by an Indemnified Party against an Indemnifier which does not result from a Third Party Claim;

      "ENVIRONMENTAL CONTAMINATION OF THE TIOGA DOWNS RACETRACK" means any Hazardous Substance which can be shown: (a) to have existed in, at, on or under the Assets prior to Closing, whether or not caused by the Seller; or
      (b) to be present at any other place and to have resulted from the operations of Tioga Downs Racetrack or the Business prior to the Closing Time;

      "ENVIRONMENTAL LOSS" means any Loss suffered or incurred by the Buyer or Tioga Downs Racetrack:

      (a) as a result of any Order, Environmental Request or Third Party Claim made against the Buyer or Tioga Downs Racetrack in respect of any Environmental Contamination of Tioga Downs Racetrack; or

      (b) which are costs incurred by the Buyer which are necessary to remedy any Environmental Contamination of Tioga Downs Racetrack, so that the Buyer or its Affiliates can make commercial use of any portion of the Assets.

      "ENVIRONMENTAL REQUEST" means a written request made by any Governmental Authority to the Buyer or Tioga Downs Racetrack pursuant to Environmental Laws which relates to any Environmental Contamination of Tioga Downs Racetrack;

      "INDEMNIFIER" means any Party obligated to provide indemnification under this Agreement;

      "INDEMNIFIED PARTY" means any Person entitled to indemnification under this Agreement;

      "INDEMNITY PAYMENT" means any amount of Loss required to be paid pursuant to Section 5.2 or 5.3;

      "LOSS" means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment, resulting from or arising out of any Claim, including the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith, including loss of profits and consequential damages;

      "REPRESENTATIVE" means each director, officer, employee, agent, solicitor, accountant, professional advisor and other representative of an Indemnified Party;

      "TAX GROSS-UP" means with respect to any particular Indemnity Payment, such additional amount (calculated in accordance with the Calculation Method) as is necessary to place the Indemnified Party in the same after-tax position as it would have been in had such amount been received tax free; and

      "THIRD PARTY CLAIM" means any Claim asserted against an Indemnified Party or Tioga Downs Racetrack, that is paid or payable to, or claimed by, any Person who is not a Party or an Affiliate of a Party.

5.2   INDEMNIFICATION BY THE SELLER

      The Seller shall indemnify, defend and save harmless the Buyer and each of its Representatives from and against any and all Loss suffered or incurred by them, as a direct or indirect result of, or arising in connection with or related in any manner whatever to:

      (a) any misrepresentation or breach of warranty made or given by the Seller in this Agreement, in any Closing Document or in any other document delivered pursuant to this Agreement or any Closing Document;

      (b) any failure by the Seller to observe or perform any covenant or obligation contained in this Agreement, any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document;

      (c)   any Environmental Loss;

      (d) any Claim against Tioga Downs Racetrack instituted prior to or after the Closing Time which is based on an act or omission of the Seller prior to the Closing Time.

      The Parties agree that, for the purposes of this Article, any and all Loss suffered or incurred by Tioga Downs Racetrack as a direct or indirect result of, or arising in connection with, or related in any manner to the matters referred to in this Section shall, dollar-for-dollar, be deemed to be a Loss suffered or incurred by the Buyer.

5.3   INDEMNIFICATION BY THE BUYER

      The Buyer shall indemnify, defend and save harmless the Seller and each of the Sellers' Representatives from and against any and all Loss suffered or incurred by them, as a direct or indirect result of, or arising in connection with or related in any manner whatsoever to:

      (a) any misrepresentation or breach of any warranty made or given by the Buyer in this Agreement, in any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document; or

      (b) any failure by the Buyer to observe or perform any covenant or obligation contained in this Agreement, in any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document.

5.4   AGENCY FOR REPRESENTATIVES

      Each Indemnified Party agrees that it accepts each indemnity in favour of any of its Representatives as agent and trustee of that Representative. Each Party agrees that an Indemnified Party may enforce an indemnity in favour of any of that Party's Representatives on behalf of that Representative.

5.5   NOTICE OF THIRD PARTY CLAIMS

      If an Indemnified Party receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Party shall give the Indemnifier reasonably prompt notice thereof, but in any event no later than thirty (30) days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifier shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.

5.6   DEFENCE OF THIRD PARTY CLAIMS

      The Indemnifier may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnified Party not later than thirty (30) days after receiving notice of that Third Party Claim (the "Notice Period"). The Indemnifier's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnifier agrees to pay all of its own expenses of participating in or assuming such defence. The Indemnified Party shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifier and may participate in such defence assisted by counsel of its own choice at its own expense. The Indemnifier shall not enter into any compromise or settlement of any Third Party Claim without obtaining the prior written consent of the Indemnified Party. If the Indemnified Party has not received notice within the Notice Period that the Indemnifier has elected to assume the defence of such Third Party Claim, the Indemnified Party may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its own choosing and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith and any Loss suffered or incurred by the Indemnified Party with respect to such Third Party Claim.

5.7   ASSISTANCE FOR THIRD PARTY CLAIMS

      The Indemnifier and the Indemnified Party will use all reasonable efforts to make available to the Party which is undertaking and controlling the defence of any Third Party Claim (the "Defending Party"): (a) those employees whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and (b) all documents, records and other materials in the possession of such Party reasonably required by the Defending Party for its use in defending any Third Party Claim, and shall otherwise co-operate with the Defending Party. The Indemnifier shall be responsible for all reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees made available by the Indemnified Party to the Indemnifier hereunder, which expense shall not exceed the actual cost to the Indemnified Party associated with such employees.

5.8   SETTLEMENT OF THIRD PARTY CLAIMS

      If an Indemnifier elects to assume the defence of any Third Party Claim as provided in Section 5.6, the Indemnifier shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defence of such Third Party Claim. However, if the Indemnifier fails to take reasonable steps necessary to defend diligently such Third Party Claim within thirty (30) days after receiving notice from the Indemnified Party that the Indemnified Party bona fide believes on reasonable grounds that the Indemnifier has failed to take such steps, the Indemnified Party may, at its option, elect to assume the defence of and to compromise or settle the Third Party Claim assisted by counsel of its own choosing and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifier shall not enter into any compromise or settlement of any Third Party Claim which would lead to liability or create any financial or other material obligation on the part of the Indemnified Party or materially affect the Business or the Assets.

5.9   DIRECT CLAIMS

      Any Direct Claim shall be asserted by giving the Indemnifier reasonably prompt written notice thereof, but in any event not later than sixty (60) days after the Indemnified Party becomes aware of such Direct Claim. The Indemnifier shall then have a period of thirty (30) days within which to respond in writing to such Direct Claim. If the Indemnifier does not so respond within such thirty
(30) day period, the Indemnifier shall be deemed to have rejected such Claim, and in such event the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party.

5.10  FAILURE TO GIVE TIMELY NOTICE

      A failure to give timely notice as provided in this Article 5 shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

5.11  REDUCTIONS AND SUBROGATION

      If the amount of any Loss at any time subsequent to the making of an Indemnity Payment is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), together with interest thereon from the date of payment thereof at the Prime Rate, shall promptly be repaid by the Indemnified Party to the Indemnifier. Upon making a full Indemnity Payment, the Indemnifier shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnified Party against any third party that is not an Affiliate of the Indemnified Party in respect of the Loss to which the Indemnity Payment relates but only if the Indemnifier shall then be in compliance with its obligations under this Agreement in respect of such Loss. Until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifier against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnified Party and Indemnifier shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.

5.12  TAX EFFECT

      (a) If any Indemnity Payment received by an Indemnified Party would constitute taxable income to such Indemnified Party, the Indemnifier shall pay a Tax Gross-Up to the Indemnified Party at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment.

      (b) Any Loss suffered or incurred by an Indemnified Party in respect of a Claim shall be the net after tax loss (Canadian and foreign) actually incurred by the Indemnified Party or reasonably estimated to be incurred by it, which arises in respect of that Claim.

5.13  PAYMENT AND INTEREST

      All Losses shall bear interest at a rate per annum equal to the Prime Rate, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date that the Indemnified Party disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of a Loss, to the date of payment by the Indemnifier to the Indemnified Party. Each Indemnifier shall pay the amount of any Loss set forth in any Claim with all accrued interest thereon within ten
(10) Business Days of receiving notice of a Claim. If such Claim is subsequently determined not to have been valid, the Indemnified Party shall reimburse the Indemnifier for the amount so paid together with interest at the Prime Rate per annum.

5.14  LIMITATION

      (a) No claims for indemnification may be made by the Buyer against the Seller under Section 5.2 in respect of any Loss arising in connection with any misrepresentation or breach of warranty made or given by the Seller in this Agreement, any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document, unless and until the Loss suffered or incurred by the Buyer and by all of its Representatives collectively, in respect of all such misrepresentations or breaches of warranty, shall exceed $100,000 in the aggregate, in which event the amount of all such Loss including such $100,000 amount may be recovered by the Buyer.

      (b) No claims for indemnification may be made by the Seller against the Buyer under Section 5.3 in respect of any Loss arising in connection with any misrepresentation or breach of warranty made or given by the Buyer in this Agreement, any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document unless and until the Loss suffered or incurred by the Seller and by all of their Representatives collectively, in respect of all such misrepresentations or breaches of warranty, exceed $100,000 in the aggregate, in which event the amount of all such Loss including such $100,000 amount may be recovered by the Seller.

      (c) In no event may the aggregate amount claimed by the Buyer in respect of all Losses suffered or incurred by the Buyer, or claimed by the Seller in respect of all Losses suffered or incurred by the Seller, exceed $3,000,000 plus all legal and other collection costs incurred in respect thereof.

5.15  RIGHTS IN ADDITION

      The rights of indemnity set forth in this Article 5 are in addition and supplemental to any other rights, actions, claims or causes of action which may arise in respect of this Agreement, any Closing Document and the transactions contemplated hereby.


                                   ARTICLE 6
                                    GENERAL

6.1   EXPENSES

      Each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

6.2   TIME

      Time is of the essence of each provision of this Agreement.

6.3   NOTICES

      (a) METHOD OF DELIVERY. Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

            (i) delivered in person during normal business hours on a Business Day and left with the recipient (for notice delivered to individuals) or otherwise with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

            (ii)  sent by prepaid first class mail; or

            (iii) sent by any electronic means of sending messages, including email or facsimile transmission, which produces a paper record ("Transmission") during normal business hours on a Business Day charges prepaid and confirmed by prepaid first class mail;

      in the case of a notice to the Seller, addressed to them as set out in
      Schedule 6.3,

      and in the case of a notice to the Buyer, addressed to it at:

      Trackpower, Inc.
      C/O 765 15th Sideroad
      King City, Ontario
      L7B 1K5
      Attention:   Edward M. Tracy
      Fax No.:     (905) 773-1987

      (b) DEEMED DELIVERY. Each notice sent in accordance with this Section shall be deemed to have been received:

            (i) in the case of personal delivery, if delivered before 5:00 p.m., on the day it was delivered; otherwise, on the first Business Day thereafter;

            (ii) in the case of mailing, on the third Business Day after it was mailed (excluding the day of mailing and each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause); or

            (iii) in the case of electronic transmission, on the same day that it was sent if it was sent before 5:00 p.m. (recipient's time) on such day; otherwise on the first Business Day thereafter.

      Any Party may change its address for notice by giving notice to the other Parties.

6.4   ENUREMENT

      This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any Party) and permitted assigns.

6.5   FURTHER ASSURANCES

      Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement and each Closing Document.

6.6   REMEDIES CUMULATIVE

      The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

6.7   SET-OFF

      Each Party shall be entitled to set-off all amounts owing by it to any other Party against all amounts owing to it by such other Party. In the event that the Buyer commences an action against the Seller, neither the Buyer nor Tioga Downs Racetrack shall be obligated to make any payment, or satisfy any of its obligations hereunder, to such Seller until such action is terminated.

6.8   INDEPENDENT LEGAL ADVICE

      The Seller hereby represents and warrants to the Buyer and the Buyer's legal counsel and acknowledges and agrees that she/he/it has had the opportunity to seek and was not prevented nor discouraged by the Buyer or the Buyer's counsel from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that she/he/it did not avail herself/himself/itself of that opportunity prior to signing this agreement, she/he/it did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by her/him/it as a defence to the enforcement of his obligations under this Agreement.

6.9   COUNTERPARTS

      This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

6.10  FACSIMILE OR EMAIL EXECUTION

      To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to all other Parties by facsimile transmission or by .pdf file over the Internet. That Party shall be deemed to have executed this Agreement on the date it sent such transmission. In such event, such Party shall forthwith deliver to the other Party the original counterpart of this Agreement executed by such Party.

      IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

                                         ASLOARE II, LLC

                                         By: /s/ John G. Simmonds
                                         ---------------------------------------
                                         John G. Simmonds
                                         Authorized Signatory



                                         TRACKPOWER, INC.

                                         By: /s/ Edward M. Tracy
                                         ---------------------------------------
                                         Edward M. Tracy
                                         Authorized Signatory

                                   SCHEDULE A

                             Permitted Encumbrances

None

                                   SCHEDULE B

                         Assets of Tioga Downs Racetrack

Certain real and personal property comprising the race track commonly known as "Tioga Downs" located at West River Road, Town of Nichols, County of Tioga, New York, consisting of four parcels identified as Tax Map No. 158.00-3-40, Tax Map No. 158.00-3-51, Tax Map No. 158.00-3-52 and Tax Map No. 158.00-3-53, together with certain personal property used in connection with said real property, cash and accounts, and intangible property constituting property of the Chapter 11 Bankruptcy Estate of Tioga Park, LLC, Case No. 03-60078.

                                   SCHEDULE C

                            FORM OF PREFERRED SHARES

            Designation:                  Series A 8% Convertible Cumulative Preferred Stock

            Amount:                       $3 million,

            Number of Shares:             1,000

            Initial Value:                $3,000/share

            Term:                         5 years

            Dividends:                    8% of Initial Value payable semi-annually in cash,
                                          cumulative

            Redemption:                   Redeemable at anytime for Initial Value, plus
                                          accrued and unpaid dividends.

            Voting Rights:                None

            Seniority:                    Senior to all previously issued and future
                                          securities

            Liquidation Preference:       Upon occurrence of a liquidation, dissolution, or
                                          winding up of the Company, whether voluntary or
                                          involuntary, 125% of Initial Value.

            Conversion:                   $.03 conversion rate, (i.e. 1 share of Preferred
                                          Stock with an Initial Value of $3,000 will convert
                                          into 100,000 shares of the Company's Common Stock).

            Anti-Dilution Protection or
            Price Protection:             None

                                   SCHEDULE D

                                   LITIGATION


LaMar E. Bell has filed a Notice of a Charge of Discrimination against Tioga Downs Racetrack, LLC, with the State of New York Division of Human Rights on September 6, 2005.